                                  EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors of Transaction Verification Systems, Inc.

We have audited the accompanying balance sheets of Transaction Verification Systems, Inc. (a wholly owned subsidiary of Orion Technologies, Inc.) (the Company) as of June 30, 2000 and 1999, and the related statements of operations, stockholder's equity, and cash flows for each of the two years in the period ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Transaction Verification Systems, Inc. as of June 30, 2000 and 1999, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 2000 in conformity with generally accepted accounting principles.

As explained in Note 2 to the financial statements, all the issued and outstanding capital stock of the Company was acquired by Orion Technologies, Inc. on June 30, 2000.



/s/ Grant Thornton, LLP
Vienna, Virginia
August 08, 2000

                     TRANSACTION VERIFICATION SYSTEMS, INC.
                                 BALANCE SHEETS

                                                                              June 30,         June 30,
                                                                                2000             1999
                                                                                ----             ----

ASSETS

Current Assets:
  Cash and cash equilivants                                                      2,403           14,274
  Accounts receivable, net of allowance of $ 11,997 and $0
    at June 30, 2000 and 1999, respectively                                    178,815          283,817
  Inventory                                                                    247,225          225,993
  Prepaid expenses and other current assets                                     16,005            7,597
                                                                              --------         --------
                  Total Current Assets                                         444,448          531,681

Property and equipment, net                                                     25,728           32,234

Intangible and other assets, net of accumulated amortization of
  $40,785 and $19,506 at June 30, 2000 and 1999, respectively                   72,167           93,447
                                                                              --------         --------
                                                                               542,343          657,362
                                                                              ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                                             135,459          133,103
  Accrued expenses                                                              68,320           72,587
  Bank line of credit                                                           40,000               --
  Current maturities of long term debt                                          40,212           34,851
                                                                              --------         --------
                  Total Current Liabilities                                    283,991          240,541

Long-term debt, net of current portion                                         109,539          149,751

Commitments and contingencies                                                       --               --

Stockholders' Equity:
  Preferred stock, $10.00 par value, 25,000 shares
     authorized, of which 20,000 were issued and outstanding
     at June 30, 2000 and June 30, 1999                                        200,000          200,000
  Common stock, $0.05 par value, 1,000,000 shares
     authorized, 546,380 and 478,530 shares issued and
     outstanding at June 30, 2000 and 1999, respectively                        27,321           23,928
  Additional paid in capital                                                    21,075           24,468
  Retained (deficit) earnings                                                  (99,583)          18,674
                                                                              --------         --------
                  Total Stockholders' Equity                                   148,813          267,070
                                                                              --------         --------
                                                                               542,343          657,362
                                                                              ========         ========


The accompanying notes are an integral part of these financial statements.

                     TRANSACTION VERIFICATION SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                                            For the Years Ended June 30,
                                                          -------------------------------
                                                              2000               1999
                                                              ----               ----
Product sales, net                                          2,082,409           2,203,444
Cost of goods sold                                          1,065,085           1,135,976
                                                          -----------         -----------

Gross profit                                                1,017,324           1,067,468

Operating expenses:
     Sales and marketing                                      442,820             389,593
     Engineering                                              120,179             120,179
     General and administrative                               526,782             519,604
                                                          -----------         -----------

(Loss) income from operations                                 (72,457)             37,899
Interest and other expense, net                               (31,167)            (25,723)
                                                          -----------         -----------

Net (loss) income before income taxes                        (103,624)             12,176
Income tax (benefit) expense                                   (2,435)              2,435
                                                          -----------         -----------

Net (loss) income                                            (101,189)              9,741
Preferred stock dividends                                     (17,068)            (15,568)
                                                          -----------         -----------

Net loss available to common shareholders                    (118,257)             (5,827)
                                                          ===========         ===========

The accompanying notes are an integral part of these financial statements.

                     TRANSACTION VERIFICATION SYSTEMS, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                        PREFERRED STOCK          COMMON STOCK
                                        -----------------------------------------

                                                                                      ADDITIONAL                      TOTAL
                                                    PAR                     PAR        PAID IN        RETAINED    STOCKHOLDERS'
                                      SHARES       VALUE      SHARES       VALUE       CAPITAL        EARNINGS        EQUITY
                                      -----------------------------------------------------------------------------------------

Balance, July 1, 1998                 22,500    $ 225,000    631,416      $31,572     $ 109,329      $  24,501       $390,402
Repurchase of capital stock           (2,500)     (25,000)  (152,886)      (7,644)      (89,373)                     (122,017)
Stock option grants                                                                       4,512                         4,512
Dividends on preferred stock                                                                           (15,568)       (15,568)
Net income                                                                                               9,741          9,741
                                      -----------------------------------------------------------------------------------------

Balance, June 30, 1999                20,000      200,000    478,530       23,928        24,468         18,674        267,070
Conversion of stock
options into common stock                                     67,850        3,393        (3,393)
Dividends on preferred stock                                                                           (17,068)       (17,068)
Net loss                                                                                              (101,189)      (101,189)
                                      -----------------------------------------------------------------------------------------

Balance, June 30, 2000                20,000    $ 200,000    546,380      $27,321     $  21,075      $ (99,583)      $148,813
                                      =========================================================================================


The accompanying notes are an integral part of these financial statements

                     TRANSACTION VERIFICATION SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                       Years Ended December 31,
                                                                                     ---------------------------
                                                                                       2000              1999
                                                                                       ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income                                                                     (101,189)        $   9,741
Adjustments to reconcile net (loss) income  to net cash
        provided by operating activities:
        Depreciation and amortization                                                   34,286            26,241
        Stock option grants                                                                 --             4,512
        Allowance for doubtful accounts                                                 11,997                --
   Changes in operating assets and liabilities
        Decrease in accounts receivables                                                93,005            53,450
        Increase in inventory                                                          (21,232)          (15,923)
        (Increase) decrease in other assets                                             (8,408)            5,370
        Increase in accounts payable                                                     2,356            17,241
        Decrease in accrued expenses                                                    (4,267)          (23,393)
                                                                                     ---------         ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                6,548            77,239
                                                                                     ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                                                     (6,500)           (8,906)
                                                                                     ---------         ---------


CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings (repayments) under line of credit agreement, net                             40,000           (15,000)
Repayment of notes payable                                                             (34,851)          (25,458)
Preferred stock dividends paid                                                         (17,068)          (15,568)
Repurchase of shares of preferred and common stock                                          --           (18,352)
                                                                                     ---------         ---------
NET CASH USED IN FINANCING ACTIVITIES                                                  (11,919)          (74,278)
                                                                                     ---------         ---------


Net change in cash and cash equivalents                                                (11,871)           (6,045)

Cash at beginning of year                                                               14,274            20,319
                                                                                     ---------         ---------

Cash at end of year                                                                      2,403         $  14,274
                                                                                     =========         =========

Supplemental Disclosures of Cash Flow Information

     Cash payments for interest                                                         31,390         $  25,987
                                                                                     =========         =========

     Cash payments for taxes                                                             8,709         $      --
                                                                                     =========         =========

Supplemental Noncash Financing Activities

     Repurchase of common stock in exchange for notes payable                        $      --         $ 103,664
                                                                                     =========         =========

     Intangible asset received in exchange for note payable                          $      --         $ 149,970
                                                                                     =========         =========


The accompanying notes are an integral part of these financial statements.

                     TRANSACTION VERIFICATION SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Transaction Verification Systems, Inc. (the "Company") was formed in April 1981 as a Delaware corporation. On June 30, 2000, the Company merged with and into Hancock Holdings, Inc, a wholly owned subsidiary of Orion Technologies, Inc. ("Orion") as more fully described in Note 2 below.

The Company is engaged in the design and manufacture of point of sale interface systems, allowing merchants and retailers to record and monitor their transactions in order to reduce inventory shrinkage. The Company's systems record point of sale transactions in real time and allow management to analyze employee and customer activity through the use of customized software.

Cash Equivalents - The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Inventory - Inventories are stated at the lower of cost, utilizing the weighted average out method, or market.

Property and Equipment - Property and equipment are stated at original cost and are depreciated using an accelerated depreciation method over the estimated useful lives of the assets, ranging from three to five years. Routine repairs and maintenance are expensed as incurred.

Intangible Asset - The Company is amortizing the recorded value of its non-compete agreements with certain former employees using the straight-line method over the non-compete agreements life of five years.

Revenue Recognition - Product sales revenue is generally recognized upon product shipment.

Income Taxes - Deferred income taxes result primarily from temporary differences between financial and tax reporting. Deferred tax assets and liabilities are determined based on the differences between the financial statement bases and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded to reduce a deferred tax asset to that portion that is expected to more likely than not be realized.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Recently Issued Accounting Standards - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement requires companies to recognize all derivatives as either assets or liabilities, with the instruments measured at fair value. The accounting for changes in fair value and gains or losses depends on the intended use of the derivative and its resulting designation. The statement was originally effective for fiscal years beginning after June 15, 1999. In July 1999, FASB delayed implementation of this standard for one year, to June 30, 2000. The Company will adopt SFAS 133 in the first quarter of 2001. The Company does not expect that the adoption of SFAS No. 133 will have a material impact on its financial statements.

NOTE 2 - MERGER WITH ORION TECHNOLOGIES, INC.

On June 30, 2000, the Company entered into an Agreement and Plan of Merger with Orion Technologies, Inc., pursuant to which the Company's shareholders exchanged all of the issued and outstanding shares of Company common stock for 200,300 shares of common stock of Orion.

Each share of Company preferred stock, of which 20,000 shares were issued and outstanding at the time of the merger, was converted into either the right to receive a promissory note from Orion in the amount of ten dollars per share, or upon the holder's providing proper notice to Orion, the right to convert each share of Company Preferred Stock into 2.5 shares of Orion common stock. Any holders of Company Preferred Stock who do not elect to receive Orion common stock will receive a promissory note. The promissory notes bear interest at 8% annum simple interest, with principal and interest are due and payable on December 31, 2000, with each note being guaranteed by Orion.

The consideration was determined by arms-length negotiations between the Company, Orion and Hancock, and was presented to and approved by the directors of each corporation and the shareholders of the Company.

NOTE 3 - INVENTORY

Inventory consisted of the following June 30, 2000 and 1999:

                               2000              1999
                               ----              ----
Raw materials               $  214,954        $  218,086
Finished goods                  32,271             7,987
                            ----------        ----------
                            $  247,225        $  225,993
                            ==========        ==========


NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2000 and 1999:

                                                        2000              1999
                                                        ----              ----
Computer and test equipment                          $   72,501        $   66,034
Furniture, fixtures and office equipment                 48,946            48,913
                                                     ----------        ----------
                                                        121,447           114,947
Less:  Accumulated depreciation                          95,719            82,713
                                                     ----------        ----------
                                                     $   25,728        $   32,234
                                                     ==========        ==========


NOTE 5 - BANK LINE OF CREDIT

The Company has a revolving line of credit of $100,000 that bears interest at 10.5%, is collateralized by the assets of the Company and guaranteed by two stockholders of the Company. At June 30, 2000 the Company had borrowed $40,000 under this line. No amounts had been borrowed on this line at June 30, 1999.

NOTE 6 - NOTES PAYABLE

Notes payable consisted of the following at June 30, 2000 and 1999:

                                                        2000              1999
                                                        ----              ----
Notes payable (1)                                    $   75,885        $   91,084
Non-interest bearing notes payable  (2)                  73,866            93,518
                                                     ----------        ----------
                                                        149,751           184,602
Less: current portion                                    40,212            34,851
                                                     ----------        ----------
Long-term portion of notes payable                   $  109,539        $  149,751
                                                     ==========        ==========

(1) In August 1998, the Company entered into a Severance Agreement with former shareholders of the Company to acquire to acquire 144,642 shares of common stock they held in exchange for notes payable totaling $103,664. These notes are payable in sixty monthly installments of principal and interest at 14.44% through August 1, 2000.

(2) Also as part of the above Agreement, these former shareholders agreed to not compete with the Company in exchange for separate consideration of sixty equal monthly payments of $2,500. The Company recorded this note, and the intangible asset, at its discounted value, using an interest rate of 14.44 percent, of $106,397

Future minimum payments of notes payable at June 30, 2000 are as follows:

   Fiscal
 Year June
    30:
-----------
    2001                   $    40,212
    2002                        46,422
    2003                        52,881
    2004                        10,056
                           ------------
                           $   149,571
                           ============


NOTE 7 - STOCKHOLDERS' EQUITY

The Company's preferred stock is non-voting. The preferred stock is redeemable at the option of the Company by resolution of its board of directors at any time for $10 per share. In addition, the preferred stockholders are entitled to receive non-cumulative cash dividends at a prescribed rate per share, payable semi-annually on the last day of December and June.

In May 2000, in connection with the acquisition of the Company by Orion, described in Note 2 above, the Company converted options for the purchase of 96,928 shares of the Company's common stock into 67,850 shares of Company common stock. Management believes that on the date of conversion of the options into common stock, that the market price approximated exercise price, and no compensation expense was recorded. At June 30, 2000, there were no outstanding options to purchase shares of the Company's capital stock.

In October 1999, the Company re-priced stock options for the purchase of 96,298 shares of its common stock, which represented all of its issued and outstanding stock options to a new exercise price of $0.71 per share. According to Financial Accounting Standard Board's Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation," reductions in the exercise price of a fixed option award must be accounted for as variable from the date of the modification to the date the award is exercised, forfeited or expires unexercised. Under variable accounting, a compensation cost must be recorded based on the intrinsic value of the award, which is computed as the difference between the exercise price and the fair value of the Company's common stock on the date of the re-pricing. Thereafter, an additional compensation cost must be recorded or reversed based on the difference between the value of the option at the beginning and the end of the accounting period.

In addition to the repurchase of 144,642 shares of its common stock in August 1998, described in Note 6, the Company repurchased 8,244 shares of its common stock and 2,500 shares of its preferred stock for a total purchase price of $30,853 in June 1999.

In August, 1998, in connection with providing personal guarantees for the Company's line of credit, the Company granted to two officers fully vested options to purchase 3,112 shares of the Company's common stock for $0.05 per share. At the time of the grant, the fair market value of the Company's common stock, as determined by the board of directors was $1.50. The Company recorded $4,512 of expense representing the difference between the fair market value and the exercise price on the date of grant.

NOTE 9 - INCOME TAXES

Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets for federal and state income taxes as of June 30, 2000 and 1999 are as follows:

                                        2000             1999
                                        ----             ----

Net operating loss                      19,000                -
Less: valuation allowance              (19,000)               -
                                      --------         --------
Deferred tax assets                   $      -         $      -
                                      ========         ========

Realization of deferred tax assets is dependent upon future earnings, if any. The Company has recorded a full valuation allowance against its deferred tax assets since management believes it is more likely than not that these asset will not be realized. No income tax benefit has been recorded for all periods presented because of the valuation allowance.

At June 30, 2000, the Company has available, for U.S. income tax purposes, net operating loss carryforwards of approximately $100,000, which can be used to offset future taxable income through 2019. There can be no assurance that the Company will realize the benefit of the net operating loss carryforwards. In addition, the Company's utilization of its net operating loss carryforward will be limited pursuant to Internal Revenue Code Section 382, due to cumulative changes in ownership in excess of 50% within a three year period.

The primary difference in the Company's federal statutory income tax rate and the Company's effective rate is primarily attributed to the impact of state income taxes and the recording of a full valuation allowance.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company leases office and manufacturing space and equipment under non-cancelable operating leases expiring on various dates in 2001. Total rent expense for all operating leases was approximately $102,000 and $101,000 for the years ended June 30, 2000 and 1999, respectively. Future minimum lease payments for non-cancelable operating leases as of June 30, 2000 are approximately $62,000 in 2001.

NOTE 11 - EMPLOYEE BENEFIT PLAN

In August 1998, the Company established a Simple IRA retirement plan. The Plan covers substantially all employees. Company matching contributions during the years ended June 30, 2000 and 1999 were approximately $18,000 and $21,000, respectively.